SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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OCM Mutual Fund (formerly known as PIA Mutual Fund)
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OCM MUTUAL FUND
(formerly known as PIA Mutual Fund)
1536 Holmes Street
Livermore, CA 94550

Notice of Special Meeting of Shareholders
Of the OCM Gold Fund
To be Held February 11, 2005

To Shareholders of the OCM Gold Fund:

        We invite you to attend a special meeting of shareholders of the OCM Gold Fund (the “Fund”). The special meeting will be held on Friday, February 11, 2005, at 10:00 a.m., Pacific time, at Orrell Capital Management, Inc., 1536 Holmes Street, Livermore, California 94550. As we describe in the accompanying proxy statement, the shareholders will vote (1) on a proposal to elect three trustees and (2) on any other business that properly comes before the special meeting.

        We have enclosed a proxy card with this proxy statement. Your vote is important, no matter how many shares you own. Even if you plan to attend the special meeting, please complete, date and sign the proxy card and mail it as soon as you can in the envelope we have provided. You retain the right to revoke the proxy at any time before it is actually voted by delivering notice of such revocation to the Secretary of the Fund in open meeting or by filing with the Secretary of the Fund either a notice of revocation or a duly executed proxy bearing a later date.

        We look forward to seeing you at the special meeting.

OCM MUTUAL FUND
/s/ Jacklyn A. Orrell
Jacklyn A. Orrell
Secretary

Livermore, California
January 20, 2005

FREQUENTLY ASKED QUESTIONS

Q:	Why have I received this proxy statement?

Our trustees have sent you this proxy statement, starting around January 20, 2005, to ask for your vote as a shareholder of the OCM Gold Fund (the “Fund”).

Q:	What am I voting on?

You will vote on a proposal to elect three trustees. Our trustees are not aware of any other matter that will be presented to you at the special meeting.

Q:	How may I vote my shares?

By mail. You may vote by completing, dating and signing a proxy card and mailing it as soon as you can. The shares of shareholders who complete and properly sign a proxy card and return it before the special meeting will be voted as directed by such shareholder at the special meeting and any adjournments or postponements of the special meeting. The shares of a shareholder who properly signs and returns a proxy card, but does not specify how to vote, will be voted for the election of the nominees listed below, except that proxy cards returned by a broker to indicate a broker nonvote will not be so voted and will not constitute a vote “for” or “against” the proposal.

In person. Written ballots will be available before the special meeting commences. Shareholders who hold their shares in “street name” through a bank, broker, nominee, fiduciary or other holder of record must obtain a proxy, executed in such shareholder’s favor, from the record holder in order to vote their shares at the special meeting if they decide to attend in person. However, shareholders who send in their proxy cards, and also attend the special meeting, do not need to vote again unless they wish to revoke their proxy.

Q:	Who is entitled to vote?

If you owned shares of the Fund as of the close of business on the record date, December 27, 2004, then you are entitled to vote. You will be entitled to one vote per share for each share you own on the record date.

Q:	Do I need to attend the special meeting in order to vote?

No. You can vote either in person at the special meeting or by completing and mailing the enclosed proxy card.

Q:	How will proxies be solicited?

We will solicit proxies primarily by mail. In addition, certain of our officers and employees may solicit by telephone, telegraph and personally. We will not pay these officers and employees specifically for soliciting proxies. We will bear the cost of soliciting proxies, including preparing, assembling and mailing the proxy material, except for any solicitor’s fees and expenses. Also, we will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold shares of the Fund. We reserve the right to retain a proxy solicitor to solicit proxies, in which case our investment adviser will pay the solicitor’s fees and expenses.

Q:	How many shares of the Fund’s stock are entitled to vote?

As of the record date, the number of shares of the Fund that were entitled to vote at the special meeting were 6,231,289 shares.

Q:	What happens if the special meeting is adjourned?

The special meeting could be adjourned if, for example, a quorum does not exist or if sufficient votes to approve the proposal are not received. For purposes of any adjournment, proxies will be voted “for” adjournment unless you direct otherwise by writing anywhere on the enclosed proxy that you will vote against any adjournments.

Q:	What constitutes a quorum?

A “quorum” refers to the number of shares that must be in attendance, in person or by proxy, at a meeting to lawfully conduct business. With respect to the proposals, a quorum is present with respect to the Fund if one-third of the shares of the Fund entitled to be cast are present in person or by proxy.

Q:	What happens if I sign and return my proxy card but do not mark my vote?

Gregory M. Orrell and Byron James as proxies, will vote your shares to elect the nominees for trustee.

Q:	May I revoke my proxy?

Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering notice of such revocation to the Secretary of the Fund in open meeting or in writing by filing with the Secretary of the Fund either a notice of revocation or a duly executed proxy bearing a later date. Presence at the special meeting by a shareholder who has signed a proxy does not itself revoke the proxy.

Q:	Who will count the votes?

The Trust's Secretary, Jacklyn A. Orrell, will tabulate the votes and Ms. Orrell and Byron James will act as inspectors of election.

Q:	How can I obtain a copy of the annual report?

You may request a copy of the latest annual report and the latest semi-annual report for the Fund by writing to OCM Mutual Fund, Attention: Secretary, at 1536 Holmes Street Livermore, CA 94550, or by calling 1-800-628-9403. We will furnish these copies free of charge.

OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

        Ownership of Management. The following table sets forth certain information regarding the beneficial ownership of shares of the Fund as of December 27, 2004 by: (a) the named executive officer, Gregory M. Orrell, each trustee and each nominee and (b) the named executive officer, trustees and nominees as a group:

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Ownership
Gregory M. Orrell	8,443	*
John Crary	50,216	*
Doug Webenbauer	--	--
Named executive officer, trustees and	58,659	*
nominees as a group (3 persons)

*	Less than 1%.

        Ownership of Principal Shareholders. The following table sets forth certain information regarding the beneficial ownership of shares of the Fund by the only person known by us to own beneficially more than 5% of the Fund, as of December 27, 2004:

Name and Address of Owner	Number of Shares Owned	Percentage Ownership
AG Edwards	390,265	6.26%
FBO Josephine Bay Paul
One North Jefferson
St. Louis, Missouri 63103

AUDIT AND NON-AUDIT FEES

        Independent Public Accountants. PricewaterhouseCoopers LLP are the current principal accountants for OCM Mutual Fund (the “Trust”), and were the principal accountants of the Trust for the fiscal year ended November 30, 2004.

        Audit Committee Pre-approval Polices and Procedures. The audit committee of the Trust is required to pre-approve all audit services and permitted non-audit services provided by PricewaterhouseCoopers LLP or any other independent public accountant engaged by the Trust (the “Auditor”). The audit committee must also pre-approve any engagement of the Auditor to provide non-audit services to (a) the Fund’s investment adviser, Orrell Capital Management, Inc., and (b) any entity controlling, controlled by, or under common control with the Fund’s investment adviser that provides ongoing services to the Trust (entities in (a) and (b), hereinafter “Service Affiliates”) if the services provided to such Service Affiliates relate directly to the operations and financial reporting of the Trust.

        There is an exception to the foregoing pre-approval requirement for non-audit services that applies if (a) the fees and costs of all non-audit services that, but for this limited exception, would require pre-approval by the audit committee constitutes no more than five percent of the total fees and costs paid by the Trust to the Auditor during the fiscal year during which such non-audit services are provided; (b) at the time of engagement for such services, the Trust did not recognize that the services were “non-audit services” that required pre-approval; and (c) each such service is promptly brought to the attention of and approved by the audit committee prior to the completion of the audit (the “de minimis exception”). In addition, there is an exception to the foregoing pre-approval requirement for non-audit services provided to Service Affiliates of the Trust that applies if (i) the aggregate fees and costs of all non-audit services that, but for this limited exception, would require pre-approval by the audit committee constitutes no more than five percent of the total fees and costs paid by the Trust and its Services Affiliates to the Auditor during the fiscal year during which such non-audit services are provided; (ii) at the time of engagement for such services, the Trust did not recognize that the services were “non-audit services” that required pre-approval; and (iii) each such service is promptly brought to the attention of and approved by the audit committee prior to the completion of the audit.

        Fees for Services to the Trust. All of the tax fees described below were pre-approved by the audit committee to the extent required by applicable law.

        The following table provides information on the aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Trust for each of the last two fiscal years:

Fiscal Year Ended	Audit Fees (1)	Audit-Related Fees	Tax Fees (2)	All Other Fees	Totals
November 30, 2004	$ 87,500	$ 0	$ 22,750	$ 0	$110,250
November 30, 2003	$ 74,800	$ 0	$ 22,500	$ 0	$ 97,300

    (1)        Includes aggregate fees billed for professional services rendered for the audit of the Fund’s annual financial statements and services normally provided in connection with statutory or regulatory filings or engagements by the Fund.

    (2)        Includes aggregate fees billed for tax compliance, tax advice and tax planning.

        Fees for Non-Audit Services to Orrell Capital Management. During the past two fiscal years, Orrell Capital Management has not paid any fees to PricewaterhouseCoopers LLP for non-audit services. Orrell Capital Management is the Trust’s only Service Affiliate.

        Additional Information on Fees for Non-Audit Services to the Trust and Orrell Capital Management. The following table provides the aggregate non-audit fees billed by PricewaterhouseCoopers LLP for services rendered to the Trust and Orrell Capital Management for each of the last two fiscal years:

	Aggregate Non-Audit Fees Billed to Entity
Entity	Fiscal Year Ended 11/30/04	Fiscal Year Ended 11/30/03
Trust	$22,750	$22,500
Orrell Capital Management	$ 0	$ 0
Totals	$22,750	$22,500

ELECTION OF TRUSTEES

        Trustee Nominees. At the special meeting, we will elect three trustees to hold office until their respective successors are chosen and qualified. Three people have been nominated for election. As proxies, Gregory M. Orrell and Byron James intend to vote for the election of all of the trustees’ nominees. They will also vote proxies for any other person that the trustees may recommend in place of a nominee if that nominee becomes unable to serve as a trustee before the special meeting.

        Two of the nominees, Gregory M. Orrell and John Crary, are current trustees. The other nominee, Doug Webenbauer, was recommended as a nominee by those existing trustees who are not “interested” trustees of the Fund. Each nominee has consented to being named as a nominee and to serve if elected.

        Certain important information regarding each of the nominees (including their principal occupations for at least the last five years) is set forth below. The Fund is not part of a “fund complex” as defined in the Investment Company Act of 1940.

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Service	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Trustee or Nominee for Trustee
Interested Trustee*
Gregory M. Orrell	Trustee,	Indefinite	President of Orrell Capital Management, Inc.	None
(Current Trustee)	President		since 1991.
1536 Holmes Street,		Since 2004
Livermore, California 94550
Age 43

* An “interested” trustee is a trustee who is deemed to be an “interested person” of the Fund, as defined in the Investment Company Act of 1940. Gregory M. Orrell is an interested person of the Fund because of his ownership in the Fund’s investment adviser.

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Service	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Trustee or Nominee for Trustee
Independent Trustees*
John L. Crary	Trustee	Indefinite	Since 1999 Mr. Crary has been the managing	microHelix,
(Current Trustee)			member of Crary Enterprises, LLC, a private	Inc. and
1536 Holmes Street,		Since 2004	investment company. Since 1988 Mr. Crary has	Scheid
Livermore, California 94550			been an independent corporate financial advisor	Vineyards,
Age 51			and private investor in various biotechnology,	Inc.
software and other early stage business
ventures. Mr. Crary began his business career
as an investment banker with E.F. Hutton &
Company Inc.
Doug Webenbauer	Trustee	Indefinite	Chief Financial Officer of M.E. Fox & Company,	None
(Nominee)			Inc. (a beer distributor) since 1999.
1536 Holmes Street,		N.A.
Livermore, California 94550
Age 44
Jacklyn A. Orrell**	Secretary	One year	Secretary of Orrell Capital Management, Inc.	N/A
1536 Holmes Street		term	since 1999.
Livermore, California 94550
Age 70		Since 2004

* “Independent” trustees are trustees who are not deemed to be “interested persons” of the Fund as defined in the Investment Company Act of 1940.

** Ms. Orrell is the mother of Gregory M. Orrell, the President and a trustee of the Trust.

        The following table sets forth the dollar range of equity securities beneficially owned by each trustee and nominee in the Fund as of December 31, 2004 (which is also the valuation date):

Name	Dollar Range of Equity Securities in the Fund*
Interested Trustee
Gregory M. Orrell	$50,001-$100,000
Independent Trustees
John Crary	Over $100,000
Doug Webenbauer	None

        * The Fund is not part of a “family of investment companies” as defined in the Investment Company Act of 1940

        Compensation. The Trust only compensates trustees who are not “interested” trustees. The Trust’s standard method of compensating trustees is to pay each independent trustee an annual fee of $2,000 and a fee of $500 for each meeting of the board of trustees attended.

        The table below sets forth the compensation paid by the Trust during 2004 to each of the nominees who are current trustees:

Name of Person	Aggregate Compensation from the Trust	Pension or Retirement Benefits Accrued as Part of the Trust's Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Trust Paid to Trustee
Interested Trustee
Gregory M. Orrell	$ 0	$ 0	$ 0	$ 0
Independent Trustee
John Crary	$500	$ 0	$ 0	$500

        Trustee Meetings and Committees. The board of trustees has a standing audit committee, but does not have a standing compensation committee or nominating committee (or other similar committees). The board of trustees believes that it is appropriate not to have a nominating committee because the board as a whole can adequately serve the function of considering potential trustee nominees from time to time as needed.

        The audit committee is responsible for assisting the board of trustees in overseeing the Fund’s independent auditors, accounting policies and procedures, and other areas relating to the Fund’s auditing processes (including advising the board on the election of independent auditors, reviewing the scope of the annual audit activities of the auditors and reviewing audit results). The audit committee, which presently consists of Mr. Crary, held 2 meetings in 2004.

        The board of trustees held 5 meetings in 2004. Each nominee who is currently a trustee attended at least 75% of the aggregate of (a) the total number of meetings of the board held while he was a trustee and (b) the total number of meetings held while he was a trustee by all committees of the board on which the trustee served.

        General Nominating Policies, Procedures and Processes. The board of trustees as a whole is responsible for identifying, evaluating and recommending nominees for trustee. However, the independent trustees of the board of trustees are responsible for selecting and nominating any independent trustees. While the board of trustees and independent trustees (with respect to selecting and nominating independent trustees) do not have a formal process for identifying and evaluating trustee candidates, in identifying and evaluating nominees for trustee, the board or the independent trustees, as the case may be, seek to ensure:

    1.            that the board of trustees possesses, in the aggregate, the strategic and financial skills and experience necessary to fulfill its duties and to achieve its objectives; and

    2.            that the board of trustees is comprised of trustees who have broad and diverse backgrounds, as appropriate, possessing knowledge in areas that are of importance to the Trust.

        The board of trustees and independent trustees (with respect to selecting and nominating independent trustees) look at each nominee on a case-by-case basis regardless of who recommends the nominee to determine whether the proposed candidate meets the minimum qualifications for eligibility and is otherwise suitable for further consideration. At a minimum, each trustee nominee must have displayed the highest personal and professional ethics, integrity, values and sound business judgment. Further, in looking at the qualifications of each candidate to determine if their election would further the goals described above, the board of trustees or the independent trustees, as the case may be, may take into account all factors they consider appropriate, which may include the following specific qualities and skills:

    1.            Exhibit high standards of integrity, commitment and independent thought and judgment. Also be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a trustee.

    2.            Have relevant experience with a range of skills that will allow the person to provide sound guidance with respect to the Trust’s operations and interests.

    3.            Have the ability to dedicate sufficient time, energy and attention to ensure the diligent pursuit of his or her duties, including attending meetings and reviewing all material in advance.

    4.            Have the ability to discus major issues and come to a reasonable conclusion. The capability to understand, effectively discuss and make appropriate judgments with respect to issues of importance to the Trust. While being collegial, the candidate should have the ability to be direct and not afraid to disagree on important issues.

    5.            For audit committee members, possess experience in the review of financial statements and meet any independence requirements of applicable rules and regulations.

        Process for Shareholder Trustee Nominees. The board of trustees and independent trustees (with respect to selecting and nominating independent trustees) do not have a formal policy with regard to the consideration of any trustee candidates recommended by shareholders. Because of the size of the board of trustees and the historical small turnover of its members, the board of trustees and independent trustees (with respect to selecting and nominating independent trustees) addresses the need to retain members and fill vacancies after discussion among current members. Accordingly, the board of trustees and independent trustees (with respect to selecting and nominating independent trustees) have determined that it is appropriate not to have such a policy at this time.

        While the board of trustees and independent trustees (with respect to selecting and nominating independent trustees) are not required to consider candidates recommended by the Fund’s shareholders for election as trustees, the board of trustees in its discretion may consider such recommendations. Any shareholder that wishes to nominate a trustee candidate should submit complete information as to the identity and qualifications of the trustee candidate. At a minimum, this information should include (a) the name and age of the nominee; (b) the nominee’s business background for at least the past five years; (c) any directorships that the nominee holds in other companies or investment companies; (d) any relationships of the nominee to the Fund, including share ownership; and (e) a description of all arrangements or understandings between such shareholder and each nominee and any other person pursuant to which the nomination is being made.

        A shareholder recommendation for a trustee nominee should be delivered to OCM Mutual Fund, Attention: Secretary, at 1536 Holmes Street, Livermore, California 94550.

        Shareholder Communications with Board of Trustees. Shareholders of the Fund may communicate with the board of trustees (or individual trustees serving on the board of trustees) by sending written communications, addressed to any trustee or to the board of trustees as a group, to OCM Mutual Fund, Attention: Secretary, at 1536 Holmes Street, Livermore, California 94550, who will ensure that this communication (assuming it is properly marked care of the board of trustees or care of a specific trustee) is delivered to the board of trustees or the specified trustee, as the case may be.

        Attendance of Trustees at Annual Meetings. The Fund does not hold annual meetings and therefore does not have a policy with regard to trustees’ attendance at such meetings.

        Required Vote. Shareholders elect trustees by a plurality of the votes cast by shares which are entitled to vote in the election, assuming a quorum is present. For this purpose, “plurality” means that the nominees receiving the largest number of votes from the shareholders of the Fund will be elected as trustees. Abstentions and broker non-votes (if any) will be counted as votes present for purposes of determining whether a quorum is present. Assuming a quorum is present, any shares which do not vote, whether by abstention or otherwise, will not affect the election of trustees.

        Recommendation. The trustees recommend a vote “for” all the nominees.

INVESTMENT ADVISER, ADMINISTRATOR AND PRINCIPAL UNDERWRITER

        Orrell Capital Management, Inc., at 1536 Holmes Street, Livermore, California 94550, serves as the Fund’s investment adviser. Gregory M. Orrell is the President and sole shareholder of Orrell Capital Management. UMB Fund Services, Inc., a Wisconsin corporation (“UMBFS”), at 803 West Michigan Street, Suite A, Milwaukee, Wisconsin 53233, serves as the Fund’s administrator. Syndicated Capital, Inc. 1299 Ocean Avenue, Suite 210, Santa Monica, CA 90401, serves as the Fund’s principal underwriter (or distributor).

RECEIPT OF SHAREHOLDER PROPOSALS

        Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in our proxy materials for a particular meeting of shareholders. One of these conditions relates to the timely receipt by us of any such proposal. Since we do not have regular annual meetings of shareholders, under these rules, proposals submitted for inclusion in the proxy materials for a particular meeting must be received by us a reasonable time before the solicitation of proxies for the meeting is made. The fact that we receive a shareholder proposal in a timely manner does not ensure its inclusion in our proxy materials since there are other requirements in the proxy rules relating to such inclusion.

OTHER MATTERS

        The trustees know of no other matters that may come before the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons acting pursuant to the enclosed form of proxy to vote the shares represented by said proxies in accordance with their best judgment with respect to such matters.

        You may request a copy of the latest annual report and the latest semi-annual report for the Fund by writing to OCM Mutual Fund, Attention: Secretary, at 1536 Holmes Street Livermore, CA 94550, or by calling 1-800-628-9403. We will furnish these copies free of charge.

OCM MUTUAL FUND
/s/ Jacklyn A. Orrell
Jacklyn A. Orrell
Secretary

Livermore, California
January 20, 2005

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS OF THE OCM GOLD FUND

        The undersigned constitutes and appoints Gregory M. Orrell and Byron James, and each of them singly, with power of substitution, attorneys and proxies for and in the name and place of the undersigned to appear and vote with the same effect as the undersigned at the special meeting of shareholders of the OCM Gold Fund, which is the sole portfolio of the OCM Mutual Fund, on Friday, February 11, 2005, at 10:00 a.m., Pacific time, at Orrell Capital Management, Inc., 1536 Holmes Street, Livermore, California 94550, and at any adjournments or postponements thereof, all shares of the OCM Gold Fund that the undersigned is entitled to vote as follows:

1.	To elect three trustees:	FOR all nominees	WITHHOLD
		listed (except as	authority to vote
	Gregory M. Orrell	marked to the	for all nominees
	John L. Crary	contrary at left)	listed at left
Doug Webenbauer

(Instruction: To withhold authority to vote for	|_|	|_|
any individual nominee, write that nominee(s)
name(s) in the space provided below.)

________________________________________

2.	In their discretion upon such other business as may properly come before the meeting.

This proxy will be voted as specified. If no specification is made, this proxy will be voted for each nominee.
The signature(s) on this proxy should correspond exactly with the name of the shareholder(s) as it appears on the proxy. If shares are issued in the name of two or more persons, each should sign the proxy. If a proxy is signed by an administrator, trustee, guardian, attorney or other fiduciary, please indicate full title as such.
Dated ____________________, 2005
Signed________________________________________________________
Signed________________________________________________________

This proxy is solicited on behalf of the trustees of OCM Mutual Fund

|_|	Please check here if you will be attending the meeting.